UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
September 16, 2011 (September 16, 2011)
ADVOCAT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)
(615) 771-7575
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors, or Certain Officers, Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Executive Officer
On September 16, 2011 the Board of Directors of Advocat Inc. announced the resignation of William R. Council, III as Chief Executive Officer and Director of the Company, effective September 30, 2011. In connection with his resignation, the Company and Mr. Council entered into a Separation Agreement effective September 30, 2011 to provide the severance provided in Mr. Council’s employment agreement. The Company and Mr. Council also entered into a six month Consulting Agreement effective October 1, 2011 to provide for the smooth transition of management. A copy of the press release announcing the resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
(c) Newly Appointed Executive Officer
On September 16, 2011, the Board of Directors of Advocat Inc. appointed Kelly Gill as President of the Company. Mr. Gill currently serves as Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Number	Exhibit
99.1	Press release dated September 16, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: September 16, 2011

EXHIBIT INDEX

Number	Exhibit
99.1	Press release dated September 16, 2011.